Exhibit 95

Mine Safety Disclosures

Mine or Operating Name/MSHA Identification Number	Contractor ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Notes
Bear Run, 1202422	Z8T						26,679				1

Dolet Hills, 1601031	Z8T	1					1,657

El Segundo, 2902257	Z620	1					276

El Segundo, 2902257	Z8T						100

Four Corners, 0801117	Z8T						3,405				1	1	1

Jim Bridger Mine, 4800677	Z8T	1				1	3,803

Lee Ranch, 2901879	Z8T												1

North Antelope Rochelle Mine, 4801353	Z8T	1					63,807				1	1

Republic Energy, 4609054	Z8T										1

Twilight, 4608645	Z8T												2

Total		4				1	$99,727				4	2	4*
*Total number of Legal Actions Resolved in 2012 does not include two items included in error in the 1Q period ending March 31, 2012. Those two items were citations paid.